As filed with the Securities and Exchange Commission on May 3, 2024

Registration No. 333-81806

Registration No. 333-88264

Registration No. 333-109541

Registration No. 333-138133

Registration No. 333-209717

Registration No. 333-226279

Registration No. 333-231004

Registration No. 333-255637

Registration No. 333-271572

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 REGISTRATION STATEMENT NO. 333-81806

Form S-8 REGISTRATION STATEMENT NO. 333-88264

Form S-8 REGISTRATION STATEMENT NO. 333-109541

Form S-8 REGISTRATION STATEMENT NO. 333-138133

Form S-8 REGISTRATION STATEMENT NO. 333-209717

Form S-8 REGISTRATION STATEMENT NO. 333-226279

Form S-8 REGISTRATION STATEMENT NO. 333-231004

Form S-8 REGISTRATION STATEMENT NO. 333-255637

Form S-8 REGISTRATION STATEMENT NO. 333-271572

UNDER

THE SECURITIES ACT OF 1933

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware		74-2956831
(State or other jurisdiction of incorporation or organization)	001-16417 (Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(Address of principal executive offices)

Valero GP, LLC 2000 Long-Term Incentive Plan

Valero GP, LLC 2002 Unit Option Plan

Valero GP, LLC 2003 Employee Unit Incentive Plan

Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan

NuStar GP, LLC Fifth Amended and Restated 2000 Long-Term Incentive Plan

NuStar GP Holdings, LLC Amended and Restated Long-Term Incentive Plan

NuStar Energy L.P. 2019 Long-Term Incentive Plan

Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan

(Full title of the plan)

Scott D. Grischow

Sunoco LP

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Aiello

Sachin Kohli

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (the “Registration Statement”), filed by NuStar Energy L.P., a Delaware limited partnership (“NuStar”), with the Securities and Exchange Commission:

•

Registration Statement on Form S-8, File No. 333-81806, filed on January 31, 2002, registering the offer and sale from time to time 250,000 common units representing limited partner interests in NuStar (f/k/a Valero L.P.) under the Valero GP, LLC 2000 Long-Term Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-88264, filed on May 15, 2002, registering the offer and sale from time to time 200,000 common units representing limited partner interests in NuStar (f/k/a Valero L.P.) under the Valero GP, LLC 2002 Unit Option Plan;

•

Registration Statement on Form S-8, File No. 333-109541, filed on October 7, 2003, registering the offer and sale from time to time 500,000 common units representing limited partner interests in NuStar (f/k/a Valero L.P.) under the Valero GP, LLC 2003 Employee Unit Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-138133, filed on October 20, 2006, registering the offer and sale from time to time 1,250,000 common units representing limited partner interests in NuStar (f/k/a Valero L.P.) under the Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-209717, filed on February 25, 2016, registering the offer and sale from time to time 1,750,000 common units representing limited partner interests in NuStar under the NuStar GP, LLC Fifth Amended and Restated 2000 Long-Term Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-226279, filed on July 23, 2018, registering the offer and sale from time to time 765,192 common units representing limited partner interests in NuStar under the Amended and Restated NuStar GP Holdings, LLC Long-Term Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-231004, filed on April 24, 2019, registering the offer and sale from time to time 3,075,000 common units representing limited partner interests in NuStar under the NuStar Energy L.P. 2019 Long-Term Incentive Plan;

•

Registration Statement on Form S-8, File No. 333-255637, filed on April 30, 2021, registering the offer and sale from time to time 3,100,000 common units representing limited partner interests in NuStar under the Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan; and

•

Registration Statement on Form S-8, File No. 333-271572, filed on May 2, 2023, registering the offer and sale from time to time 3,954,000 common units representing limited partner interests in NuStar under the Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan.

On May 3, 2024, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2024, by and among Sunoco LP, a Delaware limited partnership (“Sunoco”), Saturn Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and direct wholly owned subsidiary of Sunoco, NuStar, Riverwalk Logistics, L.P., a Delaware limited partnership (the “NuStar GP”) and sole general partner of NuStar, NuStar GP, LLC, a Delaware limited liability company (“NuStar Managing GP”) and sole general partner of NuStar GP and Sunoco GP LLC, a Delaware limited liability company and sole general partner of Sunoco, Merger Sub merged with and into NuStar, with NuStar surviving as a Delaware limited partnership (the “Merger”). At the effective time of the Merger, each NuStar common unit (other than and (1) NuStar common units owned by NuStar, Sunoco or Merger Sub and (2) and any NuStar common units owned by a subsidiary of Sunoco) was converted into the right to receive .400 of a Sunoco common unit, with cash-in-lieu of fractional units.

In connection with the Merger, NuStar has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by NuStar in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance and remain unsold at the termination of such offering, NuStar hereby removes from registration by means of this Post-Effective Amendment No. 1 all of the securities registered and remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 2024.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.
its General Partner

By:	NUSTAR GP, LLC
its General Partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer